UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2014

United Security Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 20, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of United Security Bancshares, Inc. (“USBI”) approved the payout of cash bonuses to USBI’s executive officers – including James F. House, President and Chief Executive Officer of USBI and First United Security Bank (the “Bank”), and William C. Mitchell, President and Chief Executive Officer of Acceptance Loan Company, a subsidiary of the Bank (“ALC”) – pursuant to the Company’s Executive Incentive Plan for the year ended December 31, 2013 (the “2013 Incentive Plan”). The Committee also approved the payout of a cash bonus under the 2013 Incentive Plan to Robert D. Steen, who, until October 15, 2013, held the positions of Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of USBI and Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank. From October 15, 2013 until his retirement on December 31, 2013, Mr. Steen remained with USBI and the Bank as Vice President of USBI and Executive Vice President of the Bank.

Payouts under the 2013 Incentive Plan were linked to achievement of certain pre-determined financial goals with respect to consolidated net income, consolidated return on average assets, total assets and reduction in non-accrual loans during 2013 (for Mr. House and Mr. Steen) and consolidated net income, consolidated return on average assets, net income of ALC and total loans at ALC during 2013 (for Mr. Mitchell). Any payout remained contingent and non-binding on USBI until final review by the Committee at its meeting on March 20, 2014 of the degree to which the various financial goals were achieved. The amounts that could potentially be earned by each of the executive officers under the 2013 Incentive Plan were expressed as a percentage of the executive’s annual base salary in effect during 2013. Mr. House had a threshold bonus of 22.5% of base salary, a target bonus of 45% of base salary and a maximum bonus of 67.5% of base salary. Mr. Mitchell had a threshold bonus of 15% of base salary, a target bonus of 30% of base salary and a maximum bonus of 45% of base salary. Mr. Steen had a threshold bonus of 15% of base salary, a target bonus of 30% of base salary and a maximum bonus of 45% of base salary.

Pursuant to the 2013 Incentive Plan, the Committee approved the payment of cash bonuses in the amounts of $163,483 for Mr. House, $65,388 for Mr. Mitchell and $62,895 for Mr. Steen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2014	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Beverly J. Dozier
	Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer